Exhibit 99.1

Erasca Reports Third Quarter 2022 Financial Results and Business Updates

Positive preliminary monotherapy data for ERAS-007 and ERAS-601 support ongoing and future combination trials

Signed CTCSAs with Eli Lilly to supply cetuximab in combination with ERAS-601 and with Pfizer to supply palbociclib in combination with ERAS-007; signed strategic R&D collaboration with MD Anderson

Strong balance sheet with cash, cash equivalents, and marketable securities of $365 million

SAN DIEGO, November 9, 2022 (GLOBE NEWSWIRE) -- Erasca, Inc. (Nasdaq: ERAS), a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers, today reported financial results for the fiscal quarter ended September 30, 2022, and provided business updates.

“This quarter, we continued to advance our RAS/MAPK pathway-focused pipeline. In September, we reported promising preliminary Phase 1/1b data at our R&D Day for our two lead compounds, ERK1/2 inhibitor ERAS-007 and SHP2 inhibitor ERAS-601, in advanced solid tumors. Their monotherapy efficacy combined with favorable safety, tolerability, and pharmacokinetic data support their combination development. In July, we signed a second clinical trial collaboration and supply agreement (CTCSA) with Eli Lilly to explore the anti-EGFR antibody cetuximab with ERAS-601 for the treatment of triple wildtype (KRAS/NRAS/BRAF wildtype) metastatic colorectal cancer (CRC) and human papillomavirus (HPV)-negative advanced head and neck squamous cell carcinoma (HNSCC), followed last month by a second CTCSA with Pfizer to explore the CDK4/6 inhibitor palbociclib with ERAS-007 for the treatment of patients with KRAS- or NRAS-mutant CRC and KRAS-mutant pancreatic ductal adenocarcinoma (PDAC),” said Jonathan E. Lim, M.D., Erasca’s chairman, CEO, and co-founder. “We were also pleased to share four poster presentations at last month’s 34th EORTC-NCI-AACR Symposium on ERAS-007, ERAS-601, our central nervous system (CNS)-penetrant EGFR inhibitor ERAS-801, and our KRAS G12D inhibitor program ERAS-4.”

Dr. Lim continued, “Before year-end, we expect to file an IND for our CNS-penetrant KRAS G12C inhibitor ERAS-3490 in KRAS G12C mutant non-small cell lung cancer (NSCLC). In the first half of 2023, we anticipate initiating a dose escalation trial for ERAS-007 in combination with ERAS-601 and expect to report combination data for ERAS-007 in gastrointestinal malignancies and ERAS-601 in triple wildtype CRC. Our balance sheet remains strong, we continue to strategically advance our pipeline, and we remain on track to execute across our near-term catalysts.”

Research and Development (R&D) Highlights

•
Presented Promising Phase 1/1b Data for ERAS-007 and ERAS-601: In September 2022, Erasca hosted a virtual R&D Day with key opinion leader David S. Hong, M.D., professor of Investigational Cancer Therapeutics at The University of Texas MD Anderson Cancer Center, presenting promising preliminary Phase 1/1b monotherapy data for ERK1/2 inhibitor ERAS-007 and SHP2 inhibitor

ERAS-601 in RAS/MAPK-altered solid tumors, including a subset of BRAF-driven solid tumors and highlighting future directions for ERAS-007 and ERAS-601 in advanced solid tumors. Twenty-three percent (6/26) of patients with RAS/MAPK-altered non-CRC solid tumors and 44% (4/9) with BRAF-driven non-CRC solid tumors responded (confirmed and unconfirmed partial responses) to single agent ERAS-007 or ERAS-601*
•
Four Poster Presentations at ENA Symposium: In October 2022, Erasca presented four poster presentations supporting the continued clinical development of ERK1/2 inhibitor ERAS-007, SHP2 inhibitor ERAS-601, CNS-penetrant EGFR inhibitor ERAS-801, and KRAS G12D inhibitor program ERAS-4

* Data cutoff dates of 11/6/20, 7/11/22, and 5/16/22 for ASN007-101, FLAGSHP-1, and HERKULES-1 trials, respectively.

Corporate Highlights

•
Expanded Geographical Footprint: In July 2022, Erasca opened its new location in South San Francisco, CA, to accommodate and unify its Northern California employee base
•
Entered into a CTCSA with Eli Lilly (Lilly): In July 2022, Erasca announced that it had entered into a CTCSA under which Lilly will supply its anti-EGFR inhibitor cetuximab (ERBITUX®) at no cost in connection with a clinical proof-of-concept trial evaluating ERAS-601, Erasca’s oral SHP2 inhibitor, in various combinations, including with cetuximab for the treatment of triple wildtype (KRAS/NRAS/BRAF wildtype) metastatic CRC and HPV-negative advanced HNSCC as part of the ongoing Phase 1/1b FLAGSHP-1 trial. This CTCSA complements the CTCSAs Erasca previously entered into with Lilly and Pfizer, respectively, to evaluate cetuximab and encorafenib (BRAFTOVI®) in combination with the ERK1/2 inhibitor ERAS-007 in the HERKULES-3 Phase 1b/2 trial
•
Entered a Strategic R&D Collaboration with MD Anderson: In August 2022, Erasca announced a strategic R&D collaboration with MD Anderson to evaluate multiple agents from Erasca’s pipeline targeting the RAS/MAPK pathway as either single-agent or combination therapies
•
Entered into a CTCSA with Pfizer: In October 2022, Erasca announced that it had entered into a CTCSA under which Pfizer will supply its CDK4/6 inhibitor palbociclib (IBRANCE®) at no cost in connection with a clinical proof-of-concept trial evaluating ERAS-007 in combination with palbociclib for the treatment of patients with KRAS- or NRAS-mutant CRC and KRAS-mutant PDAC as part of the ongoing Phase 1b/2 HERKULES-3 trial in patients with gastrointestinal (GI) malignancies

Key Upcoming Milestones

•
ERAS-3490: CNS-penetrant KRAS G12C inhibitor
o
IND filing anticipated in the second half of 2022
•
HERKULES-1: Phase 1b/2 trial for ERAS-007/MAPKlamp in patients with advanced solid tumors
o
Initiation of a Phase 1b dose escalation trial for ERAS-007 in combination with ERAS-601 (Erasca’s first MAPKlamp approach) anticipated in the first half of 2023
•
HERKULES-3: Phase 1b/2 trial for ERAS-007 in patients with GI malignancies
o
Initial Phase 1b combination data anticipated in the first half of 2023
•
FLAGSHP-1: Phase 1/1b trial for ERAS-601 in patients with advanced solid tumors
o
Initial Phase 1b combination data in triple wildtype (KRAS/NRAS/BRAF wildtype) CRC anticipated in the first half of 2023

•
HERKULES-2: Phase 1b/2 trial for ERAS-007 in patients with advanced NSCLC
o
Initial Phase 1b combination data anticipated in 2023

Third Quarter 2022 Financial Results

Cash Position: Cash, cash equivalents, and marketable securities were $365.5 million as of September 30, 2022, compared to $459.2 million as of December 31, 2021. Erasca expects its current cash, cash equivalents, and marketable securities balance to fund operations into the second half of 2024.

Research and Development (R&D) Expenses: R&D expenses were $28.2 million for the quarter ended September 30, 2022, compared to $20.0 million for the quarter ended September 30, 2021. The increase was primarily driven by expenses incurred in connection with clinical trials, preclinical studies, discovery activities, facilities-related expenses and depreciation, stock-based compensation, and outsourced services and consulting fees. The quarter ended September 30, 2021 also included $1.7 million of in-process R&D expenses related to the cash payment of $1.7 million to The Regents of the University of California, San Francisco following the completion of Erasca’s IPO.

General and Administrative (G&A) Expenses: G&A expenses were $8.8 million for the quarter ended September 30, 2022, compared to $6.9 million for the quarter ended September 30, 2021. The increase was primarily driven by stock-based compensation, legal and accounting fees, and facilities and office-related expenses. The quarter ended September 30, 2021 also included recognition of $17.5 million of expenses related to the issuance of common stock as a contribution to the Erasca Foundation in conjunction with Erasca’s IPO.

Net Loss: Net loss was $35.5 million, or $(0.29) per basic and diluted share, for the quarter ended September 30, 2022, compared to $46.1 million, inclusive of the $17.5 million in expenses recorded for the common stock issued to the Erasca Foundation, or $(0.46) per basic and diluted share, for the quarter ended September 30, 2021.

About Erasca
At Erasca, our name is our mission: To erase cancer. We are a clinical-stage precision oncology company singularly focused on discovering, developing, and commercializing therapies for patients with RAS/MAPK pathway-driven cancers. Our company was co-founded by leading pioneers in precision oncology and RAS targeting to create novel therapies and combination regimens designed to comprehensively shut down the RAS/MAPK pathway for the treatment of cancer. We have assembled what we believe to be the deepest RAS/MAPK pathway-focused pipeline in the industry. We believe our team’s capabilities and experience, further guided by our scientific advisory board which includes the world’s leading experts in the RAS/MAPK pathway, uniquely position us to achieve our bold mission of erasing cancer.

Cautionary Note Regarding Forward-Looking Statements
Erasca cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: our expectations regarding the potential therapeutic benefits of our product candidates, including ERAS-007, ERAS-601, ERAS-801, ERAS-3490, and our ERAS-4 inhibitor program; our expectations regarding the monotherapy data for ERAS-007 and ERAS-601 described in this press release being indicative of future clinical results; the planned advancement of our development pipeline, including the anticipated timing of data readouts for our clinical trials, the anticipated timing of the IND filing for ERAS-3490, the anticipated timing for the initiation of the ERAS-007 and ERAS-601 combination trial, and other upcoming development milestones; our ability to successfully execute on our near-term and long-term business plans; our ability to realize the benefits of the CTCSAs and R&D collaboration agreement described in this press release; and our expectation that our current cash, cash equivalents and marketable securities will fund our operations into the second half of 2024. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: the retrospective analysis of pooled data described in this press release covering multiple clinical trials with different designs, inclusion criteria, and dosing regimens not being directly comparable or a reliable indicator of efficacy and safety data; interim results of clinical trials not necessarily being indicative of final results; material changes in one or more of the clinical outcomes as patient enrollment continues, and more patient data become available; our approach to the discovery and development of product candidates based on our singular focus on shutting down the RAS/MAPK pathway, a novel and unproven approach; potential delays in the commencement, enrollment, and completion of clinical trials and preclinical studies; our dependence on third parties in connection with manufacturing, the supply of third-party drugs, research, and preclinical and clinical testing; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization, or may result in recalls or product liability claims; unfavorable results from preclinical studies or clinical trials; the inability to realize any benefits from our current licenses, CTCSAs, collaborations, and acquisitions and any future licenses, CTCSAs, collaborations, or acquisitions, and our ability to fulfill our obligations under such arrangements; regulatory developments in the United States and foreign countries; our ability to obtain and maintain intellectual property protection for our product candidates and maintain our rights under intellectual property licenses; our ability to fund our operating plans with our current cash, cash equivalents, and marketable securities; our ability to maintain undisrupted business operations due to the COVID-19 pandemic and global geopolitical events, such as the ongoing conflict between Russia and Ukraine; unstable market and economic conditions having serious adverse consequences on our business, financial condition and stock price; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2021, and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Erasca, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	September 30,	December 31,
	2022	2021
Balance Sheet Data:
Cash, cash equivalents, and marketable securities	$365,497	$459,245
Working capital	338,072	393,636
Total assets	446,429	501,415
Accumulated deficit	(345,721)	(238,166)
Total stockholders’ equity	365,319	456,528

Erasca, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2022	2021	2022	2021

Operating expenses:
Research and development	$28,184	$19,951	$83,101	$49,794
In-process research and development	—	1,680	2,000	10,848
General and administrative	8,778	6,916	24,271	15,696
Contribution of common stock to Erasca Foundation	—	17,497	—	17,497
Total operating expenses	36,962	46,044	109,372	93,835
Loss from operations	(36,962)	(46,044)	(109,372)	(93,835)
Other income (expense)
Interest income	1,522	49	2,024	110
Other expense	(49)	(74)	(207)	(190)
Change in fair value of preferred stock purchase right liability	—	—	—	1,615
Total other income (expense), net	1,473	(25)	1,817	1,535
Net loss	$(35,489)	$(46,069)	$(107,555)	$(92,300)
Net loss per share, basic and diluted	$(0.29)	$(0.46)	$(0.90)	$(1.90)
Weighted-average shares of common stock used in computing net loss per share, basic and diluted	120,798,322	99,127,286	120,166,023	48,584,029
Other comprehensive income (loss):
Unrealized (loss) gain on marketable securities, net	(156)	1	(1,217)	(2)
Comprehensive loss	$(35,645)	$(46,068)	$(108,772)	$(92,302)

ERBITUX® is a registered trademark owned by or licensed to Eli Lilly and Company, its subsidiaries, or affiliates.

BRAFTOVI® and IBRANCE® are registered trademarks owned by or licensed to Pfizer Inc., its subsidiaries, or affiliates.

Contact:
Joyce Allaire
LifeSci Advisors, LLC
jallaire@lifesciadvisors.com

Source: Erasca, Inc.